Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Brandywine Fund, Inc.  hereby certifies, to such officer’s knowledge, that the report on Form N-CSR of Brandywine Fund, Inc. for the period ended September 30, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Brandywine Fund, Inc.

/s/William F. D’ Alonzo William F. D’ Alonzo Chief Executive Officer Brandywine Fund, Inc.
Dated: October 26, 2009

A signed original of this written statement required by Section 906 has been provided by Brandywine Fund, Inc. and will be retained by Brandywine Fund, Inc. and furnished to the SEC or its staff upon request.

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Brandywine Fund, Inc. hereby certifies, to such officer’s knowledge, that the report on Form N-CSR of Brandywine Fund, Inc. for the period ended September 30, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Brandywine Fund, Inc.

/s/Lynda J. Campbell Lynda J. Campbell Chief Financial Officer Brandywine Fund, Inc.
Dated: October 26, 2009

A signed original of this written statement required by Section 906 has been provided by Brandywine Fund, Inc. and will be retained by Brandywine Fund, Inc. and furnished to the SEC or its staff upon request.